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                                                                  Exhibit 23(p)


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-1A) (No. 333-64981) of New Covenant Funds of our report dated August 16, 2000, included in the 2000 Annual Report to shareholders.




Philadelphia, Pennsylvania
October 25, 2000

                                                /s/ Ernst and Young LLP